Exhibit 10.6

	PROMISSORY NOTE	Loan No. 658171

$1,760,000.00	Lubbock, Texas	May 9, 2005

     FOR VALUE RECEIVED, the undersigned, TI BUILDING PARTNERSHIP, LTD., a Texas limited partnership, promises to pay to FIRST UNITED BANK, or order, the sum of ONE MILLION SEVEN HUNDRED SIXTY THOUSAND AND NO/100 DOLLARS ($1,760,000.00), with interest from date at the rate of six and three-fourths per cent (6.75%) per annum, both principal and interest payable at Lubbock, Lubbock County, Texas. Interest on this note shall be computed on the basis of the actual number of days over 360 days per year (and in any event, 365 or 366 days per year during periods when the maximum rate allowed by law is in effect) and the actual number of days elapsed.

     The principal and interest of this note are payable on the basis of a twenty-year amortization in fifty-nine (59) equal monthly installments of $13,387.80 each, together with a 60th and final installment of the then unpaid balance, with the first installment being due and payable on or before June 9, 2005, and a like installment to become due and payable on or before the 9th day of each succeeding month thereafter until the whole principal sum is paid in full on or before May 9, 2010.

     The undersigned maker shall pay to the holder hereof a late charge of five per cent (5%) of any monthly installment if such monthly installment is received more than fifteen (15) days after its due date.

     All past due interest and principal shall bear interest from maturity at the maximum rate permitted by law.

     THIS NOTE IS PAYABLE IN FULL AT THE END OF FIVE (5) YEARS. YOU MUST REPAY THE ENTIRE PRINCIPAL BALANCE OF THE LOAN AND UNPAID INTEREST WHEN DUE. THE LENDER IS UNDER NO OBLIGATION TO REFINANCE THE LOAN AT THAT TIME. YOU WILL THEREFORE BE REQUIRED TO MAKE PAYMENT OUT OF OTHER ASSETS YOU MAY OWN, OR YOU WILL HAVE TO FIND A LENDER WILLING TO LEND YOU THE MONEY AT PREVAILING MARKET RATES, WHICH MAY BE CONSIDERABLY HIGHER OR LOWER THAN THE INTEREST RATE ON THIS LOAN. IF YOU REFINANCE THIS LOAN AT MATURITY, YOU MAY HAVE TO PAY SOME OR ALL CLOSING COSTS NORMALLY ASSOCIATED WITH A NEW LOAN, EVEN IF YOU OBTAIN REFINANCING FROM THE SAME LENDER.

     This note is given in part payment for a certain lot or parcel of land situated in Travis County, Texas, and described as follows:

Lot One (1), Block “A”, The Replat of Peyton Brooke @ Rob Roy, a subdivision in Travis County, Texas, according to the map or plat thereof recorded under Instrument No. 200100049, Official Public Records, Travis County, Texas.

The property is this day being conveyed to TI BUILDING PARTNERSHIP, LTD., by CATALYST DEVELOPMENT II, L.P.; and to secure the payment of the same, according to the tenor hereof, a vendor’s lien is retained in said conveyance, and is hereby acknowledged; and as further security for the payment hereof, a deed of trust is this day given to RAY M. BAIN, Trustee, for the benefit of the holder hereof.

     This note is this day given by TI BUILDING PARTNERSHIP, LTD., as part of the purchase price for said above-mentioned property; and it is understood and agreed that failure to pay this note, or any installment, as above promised, or any interest thereon when due, shall, at the election of the holder of said

Promissory Note	Page 1 of 2

note, mature said note, and it shall at once become due and payable, and the vendor’s lien or deed of trust lien herein mentioned, either or both, shall become subject to foreclosure proceedings as the holder may elect.

     Each maker, surety, or endorser hereon severally waives grace, demand, presentment, notice of intent to accelerate, notice and protest, and notice of acceleration, and consents that time of payment may be extended without notice. And it is hereby specially agreed that if this note is placed in the hands of an attorney for collection, or collected by suit or through Probate or Bankruptcy proceedings, the undersigned agrees to pay reasonable attorney’s fees additional on the principal and interest then due hereon.

     Notwithstanding any provision hereof to the contrary, no provision in this note shall require or permit the collection of interest or other charges in excess of the maximum rate permitted by applicable State or Federal law. If any such excess is provided for, or adjudicated to be so provided for, any such excess shall be, at the holder’s option, applied either as a credit against principal or refunded to maker hereof.

TI BUILDING PARTNERSHIP, LTD.,
a Texas limited partnership

By:	TSBGP, LLC, a Texas limited
liability company,
General Partner

	By:	/s/ JOHN GORMAN

John Gorman, Manager

     THIS WRITTEN LOAN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES, AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

     THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

TI BUILDING PARTNERSHIP, LTD.,
a Texas limited partnership

By:	TSBGP, LLC, a Texas limited
liability company,
General Partner

	By:	/s/ JOHN GORMAN

John Gorman, Manager

FIRST UNITED BANK

By:	/s/ RICK C. BOYD

Rick C. Boyd, President

Promissory Note	Page 2 of 2

NOTICE OF CONFIDENTIALITY RIGHTS: IF YOU ARE A NATURAL PERSON, YOU MAY REMOVE OR STRIKE ANY OF THE FOLLOWING INFORMATION FROM THIS INSTRUMENT BEFORE IT IS FILED FOR RECORD IN THE PUBLIC RECORDS: YOUR SOCIAL SECURITY NUMBER OR YOUR DRIVER’S LICENSE NUMBER.

	DEED OF TRUST	Loan No. 658171

Date: May 9, 2005

Grantor: TI BUILDING PARTNERSHIP, LTD., a Texas limited partnership

Grantor’s Mailing Address (including county):
2700 Via Fortuna, Suite 400, Austin, Texas 78746-7570
(Travis County)

Trustee: RAY M. BAIN

Trustee’s Mailing Address (including county) :
P.O. Box 16500, Lubbock, Texas 79490
(Lubbock County)

Beneficiary: FIRST UNITED BANK

Beneficiary’s Mailing Address (including county) :
P.O. Box 16500, Lubbock, Texas 79490
(Lubbock County)

Note:

     Date: May 9, 2005

     Amount: $1,760,000.00

     Maker: TI BUILDING PARTNERSHIP, LTD.

     Payee: FIRST UNITED BANK

     Final Maturity Date: May 9, 2005

     Terms of Payment (Optional) : The principal and interest of the note are payable on the basis of a twenty-year amortization in fifty-nine (59) equal monthly installments of $13,387.80 each, together with a 60th and final installment of the then unpaid balance, with the first installment being due and payable on or before June 9, 2005, and a like installment to become due and payable on or before the 9th day of each succeeding month thereafter until the whole principal sum is paid in full on or before May 9, 2010.

Property (including any improvements) : Lot One (1), Block “A”, The Replat of Peyton Brooke @ Rob Roy, a subdivision in Travis County, Texas, according to the map or plat thereof recorded under Instrument No. 200100049, Official Public Records, Travis County, Texas.

Deed of Trust	Page 1 of 5

     For value received and to secure payment of the note, Grantor conveys the property to Trustee in trust. Grantor warrants and agrees to defend the title to the property. If Grantor performs all the covenants and pays the note and the other amounts secured by this deed of trust, this deed of trust shall have no further effect, and Beneficiary shall release it at Grantor’s expense.

Grantor’s Obligations

Grantor agrees to:

     1. keep the property in good repair and condition;

     2. pay all taxes and assessments on the property when due; and furnish Beneficiary written evidence of such payment on or before February 1 of each year;

     3. preserve the lien’s priority as it is established in this deed of trust;

     4. maintain, in a form acceptable to Beneficiary, an insurance policy that:

          a. covers all improvements for their full insurable value as determined when the policy is issued and renewed, unless Beneficiary approves a smaller amount in writing;

     b. contains an 80% coinsurance clause;

     c. provides fire and extended coverage, including windstorm coverage;

     d. protects Beneficiary with a standard mortgage clause;

     e. provides flood insurance at any time the property is in a flood hazard area; and

     f. contains such other coverage as Beneficiary may reasonably require;

     5. comply at all times with the requirements of the 80% coinsurance clause;

     6. deliver the insurance policy to Beneficiary and deliver renewals to Beneficiary at least ten days before expiration;

     7. keep any buildings occupied as required by the insurance policy;

     8. if this is not a first lien, pay all prior lien notes that Grantor is personally liable to pay and abide by all prior lien instruments;

     9. pay Beneficiary a late charge of 5.00% for any payment not made within 15 days of due date; and

     10. pay to Beneficiary tax and insurance escrows when required by Beneficiary on a monthly basis sufficient to meet all tax and insurance obligations of the property as they become due.

     11. not to allow any additional liens to be placed on the property without the written consent of Beneficiary.

Beneficiary’s Rights

     1. Beneficiary may appoint in writing a substitute or successor trustee, succeeding to all rights and responsibilities of Trustee. The Trustee, or any successor trustee, may conduct the sale through an attorney in fact.

     2. If the proceeds of the note are used to pay any debt secured by prior liens, Beneficiary is subrogated to all of the rights and liens of the holders of any debt so paid.

     3. Beneficiary may apply any proceeds received under the insurance policy either to reduce the note or to repair or replace damaged or destroyed improvements covered by the policy.

     4. If Grantor fails to perform any of Grantor’s obligations, Beneficiary may perform those obligations and be reimbursed by Grantor on demand at the place where the note is payable for any sums so paid, including attorney’s fees, plus interest on those sums from the dates of payment at the rate stated in the note for matured, unpaid amounts. The sums to be reimbursed shall be secured by this deed of trust.

     5. If Grantor defaults on the note or fails to perform any of Grantor’s obligations or if default occurs on a prior lien note or other instrument, Beneficiary may:

     a. declare the unpaid principal balance and earned interest on the note immediately due;

           b. request Trustee to foreclose this lien, in which case Beneficiary or Beneficiary’s agent shall give notice of the foreclosure sale as provided by the Texas Property Code as then amended; and

     c. purchase the property at any foreclosure sale by offering the highest bid and then have the bid credited on the note.

Trustee’s Duties

If requested by Beneficiary to foreclose this lien, Trustee shall:

     1. either personally or by agent give notice of the foreclosure sale as required by the Texas Property Code, as then amended;

     2. sell and convey all or part of the property to the highest bidder for cash with a general warranty binding Grantor, subject to prior liens and to other exceptions to conveyance and warranty; and

     3. from the proceeds of the sale, pay, in this order:

     a. expenses of foreclosure, including a commission to Trustee of 5% of the bid;

     b. to Beneficiary, the full amount of principal, interest, attorney’s fees, and other charges due and unpaid;

     c. any amounts required by law to be paid before payment to Grantor; and

     d. to Grantor, any balance.

General Provisions

     1. If any of the property is sold under this deed of trust, Grantor shall immediately surrender possession to the purchaser. If Grantor fails to do so, Grantor shall become a tenant at sufferance of the purchaser, subject to an action for forcible detainer.

     2. Recitals in any Trustee’s deed conveying the property will be presumed to be true.

     3. Proceedings under this deed of trust, filing suit for foreclosure, or pursuing any other remedy will not constitute an election of remedies.

     4. This lien shall remain superior to liens later created even if the time of payment of all or part of the note is extended or part of the property is released.

     5. If any portion of the note cannot be lawfully secured by this deed of trust, payments shall be applied first to discharge that portion.

     6. Grantor assigns to Beneficiary all sums payable to or received by Grantor from condemnation of all or part of the property, from private sale in lieu of condemnation, and from damages caused by public works or construction on or near the property. After deducting any expenses incurred, including attorney’s fees, Beneficiary may release any remaining sums to Grantor or apply such sums to reduce the note. Beneficiary shall not be liable for failure to collect or to exercise diligence in collecting any such sums.

     7. Grantor assigns to Beneficiary absolutely, not only as collateral, all present and future rent and other income and receipts from the property. Leases are assigned. Grantor warrants the validity and enforceability of the assignment. Grantor may as Beneficiary’s licensee collect rent and other income and receipts as long as Grantor is not in default under the note or this deed of trust. Grantor will apply all rent and other income and receipts to payment of the note and

Deed of Trust	Page 2 of 5

performance of this deed of trust, but if the rent and other income and receipts exceed the amount due under the note and deed of trust, Grantor may retain the excess. If Grantor defaults in payment of the note or performance of this deed of trust, Beneficiary may terminate Grantor’s license to collect and then as Grantor’s agent may rent the property if it is vacant and collect all rent and other income and receipts. Beneficiary neither has nor assumes any obligations as lessor or landlord with respect to any occupant of the property. Beneficiary may exercise Beneficiary’s rights and remedies under this paragraph without taking possession of the property. Beneficiary shall apply all rent and other income and receipts collected under this paragraph first to expenses incurred in exercising Beneficiary’s rights and remedies and then to Grantor’s obligations under the note and this deed of trust in the order determined by Beneficiary. Beneficiary is not required to act under this paragraph, and acting under this paragraph does not waive any of Beneficiary’s other rights or remedies. If Grantor becomes a voluntary or involuntary bankrupt, Beneficiary’s filing a proof of claim in bankruptcy will be tantamount to the appointment of a receiver under Texas law.

     8. Interest on the debt secured by this deed of trust shall not exceed the maximum amount of nonusurious interest that may be contracted for, taken, reserved, charged, or received under law; any interest in excess of that maximum amount shall be credited on the principal of the debt or, if that has been paid, refunded. On any acceleration or required or permitted prepayment, any such excess shall be canceled automatically as of the acceleration or prepayment or, if already paid, credited on the principal of the debt or, if the principal of the debt has been paid, refunded. This provision overrides other provisions in this and all other instruments concerning the debt.

     9. When the context requires, singular nouns and pronouns include the plural.

     10. The term “note” includes all sums secured by this deed of trust.

     11. This deed of trust shall bind, inure to the benefit of, and be exercised by successors in interest of all parties.

     12. If Grantor and Maker are not the same person, the term “Grantor” shall include Maker.

     13. In the event the ownership of this property is transferred to any party other than the present owners, either voluntarily, by operation of law, or by lease for a term of 3 years or more, then Beneficiary shall have the option to accelerate the maturity of the indebtedness.

     14. Each provision of the deed of trust shall be severable, and invalidation of one provision shall not invalidate any other provision.

     15. In the event there should be a deterioration in the financial condition of anyone obligated on the debt secured hereby or a deterioration in the value of the collateral, then Beneficiary shall have the right to request additional collateral adequate to secure the loan. Should the same not be provided within ten days of demand, Beneficiary shall have the right to accelerate the maturity of the note to the end that the same shall be due on demand.

     16. Grantor shall not alienate or encumber the property to the prejudice of Beneficiary, nor commit, permit, or suffer any waste, impairment, or deterioration of the property, and regardless of natural depreciation, shall keep the property and all its improvements at all times in good condition and repair. The term “waste” is used herein in its traditional sense, and further specifically includes, but is not limited to, hazardous waste. The term “hazardous waste” as used herein includes, but is not limited to, hazardous and/or toxic waste, substances, pollutants, and/or contaminants. Grantor shall comply with and not violate any and all laws and regulations regarding the use, ownership, and occupancy of the property. Grantor shall perform and abide by all obligations and restrictions under any declarations, covenants, and other documents governing the use, ownership, and occupancy of the property.

     17. Grantor agrees to protect, indemnify, defend, and hold harmless Beneficiary to the fullest extent possible by law and not otherwise, from and against all claims, demands, causes of action, suits, losses, damages (including, without limitation, punitive damages), violations, environmental response and/or clean-up costs, fines, penalties, and expenses (including, without limitation, reasonable attorney’s fees, costs and expenses incurred in investigating and defending against the assertion of such liabilities, as such fees, costs, and expenses are incurred), of any nature whatsoever, which may be sustained, suffered, or incurred by Beneficiary based upon, without limitation: the ownership and/or operation of the property and all activities relating thereto; any knowing or material misrepresentation or material breach of warranty by Grantor; any violations of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, and any other applicable federal, state, or local rule, ordinance, or statute; the clean-up or removal of hazardous waste or evaluation and investigation of the release or threat of release of hazardous waste; any loss of natural resources including damages to air, surface, or ground water, soil, and biota; and any private suits or court injunctions.

     18. Notwithstanding any provision herein to the contrary, this deed of trust is not intended to and does not create a lien against homestead property of Grantor to secure any indebtedness of Grantor or Maker to the Beneficiary which is not allowed under Article 16, Section 50, of the Texas Constitution as it now exists or may hereafter be amended.

     19. In the event a portion of the indebtedness described herein cannot be lawfully secured by this deed of trust under the then applicable laws of the State of Texas on the above described real property, it is agreed by the Grantor herein that the payments first made on the indebtedness secured hereby shall be applied to the discharge of that portion of the said indebtedness which is not enforceable under the laws of the State of Texas in existence at that time.

     20. Grantor agrees to deliver to Beneficiary internally- prepared financial statements of the Grantor and of Tejas Incorporated, each prepared in accordance with sound accounting principles consistently applied, and in detail reasonably satisfactory to Beneficiary, and certified to be true and correct by the Chief Financial Officer of Grantor and of Tejas Incorporated, as appropriate. Such financial statements shall consist of the following:

a.	Annual federal income tax returns for Grantor, for Tejas Incorporated, and for each guarantor, which shall be submitted to Beneficiary within thirty (30) days after the filing of the same; and

b.	Annual balance sheet and income statement for Grantor and for Tejas Incorporated, which shall be submitted within sixty (60) days following the end of each calendar year, and annual year-end balance sheet and income statement for Grantor and for Tejas Incorporated, which shall be submitted within sixty (60) days following the end of each calendar year.

Deed of Trust	Page 3 of 5

     21. Grantor agrees to maintain on a consolidated basis a Debt Service Coverage Ratio of at least 1.20:1.0. “Debt Service Coverage Ratio” means the ratio of Cash Flow to the sum of the current portion of long-term debt and the current portion of capitalized lease obligations plus interest expense on all obligations. “Cash Flow” is defined as (a) net income, after income tax, (b) less income or plus loss from discontinued operations and extraordinary items, (c) plus depreciation, depletion and amortization, (d) plus interest expense on all obligations, and (e) minus dividends, withdrawals, and other distributions. This ratio will be calculated at the end of each reporting period for which Beneficiary requires financial statements from Borrower, using the results of the twelve-month period ending with that reporting period. The current portion of long-term liabilities will be measured as of the last day of the calculation period.

Initial:	NOTICE: THIS CONVEYANCE SHALL ALSO SECURE ALL SUMS NOW OWING OR HEREAFTER AT ANY TIME PRIOR TO THE FINAL RELEASE HEREOF TO BECOME OWING BY GRANTOR TO BENEFICIARY WHETHER DIRECT, PRIMARY, SECONDARY, OR CONTINGENT AND SHALL FURTHER SECURE ALL UNPAID BALANCES WHETHER BY RENEWALS, EXTENSIONS, OR OTHERWISE OF ALL EXISTING INDEBTEDNESS AND ANY ADDITIONAL LOAN OR LOANS MADE TO GRANTOR, EXCEPT AS LIMITED IN PARAGRAPH 18 ABOVE. REPAYMENT TO BENEFICIARY OF ALL INDEBTEDNESS OF THE MAKER OF THE NOTE DOES NOT TERMINATE THE LIEN OF THIS DEED OF TRUST UNLESS IT IS RELEASED BY BENEFICIARY AT THE REQUEST OF MAKER OF THE NOTE; OTHERWISE IT SHALL REMAIN IN FORCE TO SECURE FUTURE ADVANCES AND INDEBTEDNESS IRRESPECTIVE OF ANY ADDITIONAL SECURITY THAT MAY BE TAKEN AS TO SUCH INDEBTEDNESS. THE LIEN OF THIS DEED OF TRUST SHALL BE UNAFFECTED BY RENEWALS, EXTENSIONS, OR PARTIAL RELEASES HEREUNDER.

          Grantor represents that this deed of trust and the note are given for the following purposes: The indebtedness secured hereby is one and the same as that secured by a vendor’s lien in a warranty deed of even date herewith whereby Catalyst Development II, L.P., conveyed the hereinabove described property to Grantor herein, and this deed of trust is given as additional security for the payment of said indebtedness.

TI BUILDING PARTNERSHIP, LTD.,
a Texas limited partnership

By:	TSBGP, LLC, a Texas limited
liability company,
General Partner

	By:	/s/ JOHN GORMAN

John Gorman, Manager

Deed of Trust	Page 4 of 5

     THIS WRITTEN LOAN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES, AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

     THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

TI BUILDING PARTNERSHIP, LTD.,
a Texas limited partnership

By:	TSBGP, LLC, a Texas limited
liability company,
General Partner

	By:	/s/ JOHN GORMAN

John Gorman, Manager

FIRST UNITED BANK

By:		/s/ RICK C. BOYD

Rick C. Boyd, President

THE STATE OF TEXAS §

COUNTY OF TRAVIS §

     This instrument was acknowledged before me on the 9th day of May, 2005, by JOHN GORMAN, Manager of TSBGP, LLC, a Texas limited liability company, on behalf of said limited liability company as General Partner of TI Building Partnership, Ltd., a Texas limited partnership, and on behalf of said limited partnership.

/s/ NINA MIDDLEBROOK
Notary Public in and for
State of Texas

Typed/printed name: Nina Middlebrook
Commission expires: 6/1/06

Deed of Trust	Page 5 of 5